SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                     OCTOBER 15, 1997 ( September 30, 1997 )
                 DATE OF REPORT (Date of earliest event reported)

                             ----------------------

                               EIF HOLDINGS, INC.
             (Exact name of registrant as specified in its Charter)


                         Commission File Number 0-22388

            HAWAII                                       99-0273889
(State or other jurisdiction of                      (I.R.S. Employer
 incorporation or organization)                      Identification No)


                           15201 Pipeline Lane, Ste. B
                           Huntington Beach, CA 92649
                    (Address of principal executive offices)

                                 (714) 897-9000
                           (Issuer's telephone number)

                     475 N. Muller Street, Anaheim, CA 92801
(Former name,former address and former fiscal year if changed since last report)

                                   Page 1 of 4

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Item 5.     Other Items

     On September 30, 1997, the registrant, EIF Holdings, Inc. (the "Company"), entered into a definitive agreement to acquire all of the oustanding shares of common stock of JL Manta, Inc., a multi-state maintenance services company specializing in painting, fireproofing, hydroblasting and vacuum services. Under the terms of the proposed transaction, the purchase price is $8.5 million comprised of $6 million in cash and $2.5 million in sellers' notes with maturities ranging over a three year period. The transation is subject to customary closing conditions. A copy of the news release is filed herewith as an exhibit and incorporated herein by reference.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

     There are no financial statements or pro forma financial information required to be filed as part of this report. The exhibit filed as part of this report is listed in the Exhibit Index hereto.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  EIF HOLDINGS, INC.

                                  By:  /s/ J. Drennan Lowell
                                      ----------------------
                                      J. Drennan Lowell
                                      Vice President, Chief Financial Officer,
                                      Treasurer and Secretary.


Dated: October 15, 1997

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                               EIF HOLDINGS, INC.

                                  EXHIBIT INDEX


99.1 News release issued by the Registrant on October 1, 1997, announcing the signing of a Definitive Agreement to acquire JL Manta.

                                  Page 4 of 4

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